Exhibit 10.1

FIRST AMENDMENT

This is the First Amendment to the Employment Agreement (the “Agreement”) entered into between Phupinder Gill (“Employee”) and Chicago Mercantile Exchange Inc. (“CME” or “Employer”) which became effective on November 7, 2003.

Any capitalized terms used but not defined in this First Amendment shall have the meaning set forth in the Agreement.

This First Amendment is effective this 20th day of December, 2005. Except as set forth herein, all provisions of the Agreement shall remain unchanged and in full force and effect.

Paragraph 2 of the Agreement is hereby amended as follows:

2) Agreement Term. Employee shall be employed hereunder for a term commencing on January 1, 2004, and expiring on December 31, [2007] 2010, unless sooner terminated as herein provided (“Agreement Term”). The Agreement Term may be extended or renewed only by the mutual written agreement of the parties.

Paragraph 6(d) of the Agreement is hereby amended as follows:

d)	Termination Without Cause. Upon 30 days prior written notice to Employee, Employer may terminate this Agreement for any reason other than a reason set forth in sections (a), (b) or (c) of this Section 6. If, during the Agreement Term, Employer terminates the employment of Employee hereunder for any reason other than a reason set forth in subsections (a), (b) or (c) of this Section 6:

(1)	Employee shall be entitled to receive accrued Base Salary through the date of the termination of his employment, and other employee benefits to which Employee is entitled upon his termination of employment with Employer, in accordance with the terms of the plans and programs of Employer; [and]

(2)	a one time lump sum severance payment equal to 2 times his Base Salary as of the date of Employee’s termination for the remaining term of the Agreement, but not more than 24 months of his Base Salary as of the date of the Employee’s termination, subject to Employee’s execution of a general release in a form and of a substance satisfactory to CME; and

(3)	payment of Employee’s premiums for continued coverage under CME’s group health plan for twelve (12) months beginning the first day of the month following the date of termination, if Employee elects, and to the extent Employee is and remains eligible for, such continued coverage under COBRA.

CHICAGO MERCANTILE EXCHANGE INC.		PHUPINDER GILL
By:/s/ Craig S. Donohue	By:	/s/ Phupinder Gill

Title: Chief Executive Officer	Title:	President and COO

** Additions have been underlined and deletions have been bracketed.